                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              HUBBELL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[HUBBELL LOGO]

HUBBELL INCORPORATED
584 Derby Milford Road, Orange, Connecticut 06477-4024
--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 5, 2003
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Hubbell Incorporated (the "Company") will be held at The Willcox Inn, 100 Colleton Avenue, Aiken, South Carolina 29801, on Monday, May 5, 2003 at 9:00 A.M. local time for the purpose of considering and acting upon the following proposals:

         1. Election of Directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

         The following persons have been designated by the Board of Directors for nomination as Directors:

E. Richard Brooks                     Malcolm Wallop                        Joel S. Hoffman
George W. Edwards, Jr.                Daniel J. Meyer                       G. Jackson Ratcliffe
Andrew McNally IV                     Daniel S. Van Riper                   Timothy H. Powers

         2. The ratification of the selection of independent accountants to examine the annual financial statements for the Company for the year 2003.

         3. Approval of the Company's 1973 Stock Option Plan for Key Employees, as amended (the "1973 Plan").

         4. A shareholder proposal relating to redemption of the Company's stockholder rights plan, if properly presented at the meeting.

         5. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Accompanying this Notice of Annual Meeting is a form of proxy and a proxy statement. Copies of the Company's Annual Report for the year ended December 31, 2002 have been mailed under separate cover to all shareholders.
--------------------------------------------------------------------------------

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, VOTE ELECTRONICALLY USING THE INTERNET OR USE THE TELEPHONE VOTING PROCEDURES, AS DESCRIBED ON THE ENCLOSED PROXY CARD.

--------------------------------------------------------------------------------

     The Board of Directors has fixed the close of business on March 7, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. The transfer books will not be closed.

                       By order of the Board of Directors

                                                      RICHARD W. DAVIES
                                                       Vice President,
                                                     General Counsel and
                                                          Secretary

Dated:  March 24, 2003

                              HUBBELL INCORPORATED

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 2003
                               ------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Hubbell Incorporated, a Connecticut corporation (the "Company"), to be voted at its Annual Meeting of Shareholders to be held at The Willcox Inn, 100 Colleton Avenue, Aiken, South Carolina 29801, on Monday, May 5, 2003, and any adjournments thereof. Commencing on or about April 1, 2003, copies of this Proxy Statement and the proxy form are being mailed to all shareholders. Copies of the Company's Annual Report for the year 2002 have been mailed under separate cover to all shareholders.

     Any shareholder executing a proxy may revoke it at any time prior to its use. The Company will treat any duly executed proxy as not revoked until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date or, in the case of death or incapacity of the person executing the same, written notice thereof. If you vote your shares using the Internet website or the telephone voting procedures, you may revoke your prior Internet or telephone vote by recording a different vote on the Internet website or using the telephone voting procedures, or by signing and returning a duly executed proxy bearing a later date than your last Internet or telephone vote. A proxy also may be revoked by voting by ballot at the annual meeting.

                    VOTING RIGHTS AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 7, 2003. On March 7, 2003, the Company had outstanding 9,671,623 shares of Class A Common Stock, par value $.01 per share, and 49,618,098 shares of Class B Common Stock, par value $.01 per share, and no other voting securities. Each share of Class A Common Stock is entitled to twenty votes and each share of Class B Common Stock is entitled to one vote. The vote required for each proposal to be acted upon at this meeting is set forth in the description of that proposal.

     The following table sets forth as of March 7, 2003, or such other date as indicated in the table or the notes thereto, each of the persons known to the Company to own beneficially shares representing more than 5% of any class of the Company's outstanding voting securities, with the percent of class stated therein being based upon the outstanding shares on March 7, 2003.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                      NAME AND ADDRESS OF              BENEFICIAL             PERCENT
       TITLE OF CLASS                   BENEFICIAL OWNER               OWNERSHIP              OF CLASS
Class A Common Stock          Andrew McNally IV, G. J. Ratcliffe,         2,734,240(1)(2)(4)  28.27%
                                and Richard W. Davies, as trustees
                                under a Trust Indenture dated
                                September 2, 1957 made by Louie E.
                                Roche (the "Roche Trust"), c/o
                                Hubbell Incorporated, 584 Derby
                                Milford Road, Orange, Connecticut
                                06477
Class A Common Stock          Andrew McNally IV, G. J. Ratcliffe,         1,855,840(2)(3)(4)  19.19%
                                and Richard W. Davies, as trustees
                                under a Trust Indenture dated
                                August 23, 1957 made by Harvey
                                Hubbell (the "Hubbell Trust"), c/o
                                Hubbell Incorporated, 584 Derby
                                Milford Road, Orange, Connecticut
                                06477
Class B Common Stock          T. Rowe Price Associates, Inc. and          3,092,782(5)          6.23
                                T. Rowe Price Equity Income
                                Fund, Inc.,
                                100 E. Pratt Street,
                                Baltimore, Maryland 21202
Class B Common Stock          Capital Research and Management             5,398,100(6)         10.88
                                Company and The Income Fund of
                                America, Inc.,
                                333 South Hope Street,
                                Los Angeles, California 90071
Class B Common Stock          Lord, Abbett & Co.                          4,956,391(7)          9.99
                                90 Hudson Street
                                Jersey City, New Jersey 07302

---------------

     (1) The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

     (2) The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

     (3) The beneficiaries of such trust are the issue of Harvey Hubbell.

     (4) In addition, Messrs. McNally, Ratcliffe, and Davies beneficially own shares of the Company's Common Stock. Messrs. Ratcliffe and Davies hold unexercised options for the purchase of the Company's Class B Common Stock and are Trustees of the Harvey Hubbell Foundation which owns 106,304 shares of Class A Common Stock and 29,358 shares of Class B Common Stock. (See "Election of Directors" and table captioned "Aggregated Options/SAR Exercises During 2002 Fiscal Year and Fiscal Year-End Option/SAR Values".)

     (5) The Company has received a copy of Schedule 13G as filed with the Securities and Exchange Commission ("SEC") by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Equity Income Fund, Inc. ("Price Equity") reporting ownership of these shares as of December 31, 2002. As reported in said
Schedule 13G, Price Associates has sole voting power for 714,030 of such shares and sole dispositive power for 3,092,782 of such shares, as to which it has disclaimed beneficial ownership, and Price Equity has sole voting power for 1,968,000 of such shares.

     (6) The Company has received a copy of Schedule 13G as filed with the SEC by Capital Research and Management Company ("Capital Research") and The Income Fund of America, Inc. ("Income Fund") reporting ownership of these shares as of December 31, 2002. As reported in said Schedule 13G, Capital Research has sole dispositive power for all of such shares, as to which it has disclaimed beneficial ownership, and Income Fund has sole voting power for 2,893,100 of such shares.

     (7) The Company has received a copy of Schedule 13G as filed with the SEC by Lord, Abbett & Co. ("Lord, Abbett") reporting ownership of these shares as of December 31, 2002. As reported in said Schedule 13G, Lord, Abbett has sole voting and dispositive power as to these shares.

                               ------------------

     The following table sets forth as of March 7, 2003, the equity securities of the Company beneficially owned by each of the Directors, nominee for Director and named executive officers of the Company, and by all Directors and executive officers of the Company as a group:

                                                                   AMOUNT AND
                                                                   NATURE OF             PERCENT
                                                                   BENEFICIAL              OF
                NAME                      TITLE OF CLASS          OWNERSHIP(1)            CLASS
E. Richard Brooks....................   Class A Common                   718(2)              0.01%
George W. Edwards, Jr. ..............   Class A Common                 1,000(2)              0.01
                                        Class B Common                   156(2)              --
Joel S. Hoffman......................   Class A Common                 3,173(2)              0.03
                                        Class B Common                   575(2)              --
Andrew McNally IV....................   Class A Common             4,590,080(2)(3)          47.46
                                        Class B Common                13,512(2)              0.03
Daniel J. Meyer......................   Class B Common                   726(2)              --
G. Jackson Ratcliffe.................   Class A Common             4,820,672(3)(4)          49.84
                                        Class B Common               884,663(5)              1.78
Daniel S. Van Riper..................   --                              --                   --
Malcolm Wallop.......................   Class B Common                   100(2)              --
Timothy H. Powers....................   Class A Common               106,304(4)              1.10
                                        Class B Common               123,358(5)              0.25
William T. Tolley....................   Class A Common                 1,000                 0.01
Richard W. Davies....................   Class A Common             4,720,778(3)(4)          48.81
                                        Class B Common               147,959(5)              0.30
James H. Biggart.....................   Class A Common                 4,703                 0.05
                                        Class B Common                74,218                 0.15
Gregory F. Covino....................   Class B Common                 3,100                 0.01
Gary N. Amato........................   Class B Common                73,703                 0.15
W. Robert Murphy.....................   Class A Common                 2,836                 0.03
                                        Class B Common               101,628                 0.20
Scott H. Muse........................   --                              --                   --
Thomas P. Smith......................   Class B Common                50,450                 0.10
All Directors and executive officers
  as a group (17 persons)(6).........   Class A Common             4,858,496(2)(3)(4)(6)     50.23
                                        Class B Common             1,415,432(2)(5)(6)        2.85

---------------

(1) The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated and include the following shares of Class B Common Stock obtainable within sixty days of March 7, 2003 by the exercise of stock options pursuant to the Company's 1973 Plan: Mr. Powers -- 93,000 shares, Mr. Ratcliffe -- 652,000 shares, Mr. Davies -- 91,790 shares,

    Mr. Biggart -- 64,000 shares, and Mr. Covino -- 3,000 shares; and all executive officers as a group -- 1,117,490 shares.

(2) Does not include share units (each share unit consisting of one share each of Class A Common Stock and Class B Common Stock) credited to and held under the Company's Deferred Compensation Plan for Directors (the "Deferred Plan for Directors") who are not employees of the Company, as discussed below under "Compensation of Directors". As of March 7, 2003, the following share units have been credited under the deferred compensation program: Mr.
    Brooks -- 4,173 share units; Mr. Edwards -- 10,500 share units; Mr.
    Hoffman -- 13,084 share units; Mr. McNally -- 25,933 share units; Mr.
    Meyer -- 8,762 share units; and Mr. Wallop -- 2,357 share units.

(3) Includes 2,734,240 shares of Class A Common Stock owned by the Roche Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power; and 1,855,840 shares of Class A Common Stock owned by the Hubbell Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power.

(4) Includes 106,304 shares of Class A Common Stock held by the Harvey Hubbell Foundation of which Messrs. Ratcliffe, Powers and Davies are co-trustees and have shared voting and investment power.

(5) Includes 29,358 shares of Class B Common Stock held by the Harvey Hubbell Foundation of which Messrs. Ratcliffe, Powers and Davies are co-trustees and have shared voting and investment power.

(6) Includes shares of Common Stock and shares of Class B Common Stock obtainable within sixty days of March 7, 2003 by the exercise of stock options pursuant to the Company's 1973 Plan ("option shares") by W. Robert Murphy, Senior Group Vice President, Scott H. Muse, Group Vice President, Thomas P. Smith, Group Vice President, and Gary N. Amato, Vice President, who have been designated executive officers of the Company for 2003 by the Board of Directors, as follows: Mr. Murphy -- 2,836 Class A shares (0.03% of class), 8,728 Class B shares and 92,900 option shares (0.20% of class); Mr. Muse -- no shares; Mr. Smith -- 50,450 option shares (0.10% of class); and Mr. Amato -- 3,353 Class B shares and 70,350 option shares (0.15% of class).

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors shall consist of not less than three nor more than eleven Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine as of the May 5, 2003 Annual Meeting of Shareholders, and the following persons are proposed as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. Directors are elected by plurality vote. Abstentions and broker non-votes will not be counted for the purposes of the election of Directors.

                                                                                         YEAR FIRST
                                                                                          BECAME A
NAME                            AGE(1)               PRINCIPAL OCCUPATION                 DIRECTOR
G. Jackson Ratcliffe...........   66    Chairman of the Board and retired President         1980
                                        and Chief Executive Officer of the Company.
                                          Director of Praxair, Inc., Olin Corporation,
                                          Sunoco, Inc., and the Barnes Group, Inc.
Timothy H. Powers..............   54    President and Chief Executive Officer of the        2001
                                          Company.
E. Richard Brooks..............   65    Retired Chairman and Chief Executive Officer        1993
                                        of Central and South West Corporation (utility
                                          holding company). Director of American
                                          Electric Power Company, Inc.
George W. Edwards, Jr. ........   63    Retired President and Chief Executive Officer       1990
                                        of The Kansas City Southern Railway Company
                                          (railroad). Chairman of the Board and a
                                          Director of El Paso Electric Company.
Joel S. Hoffman................   64    Retired Partner of Simpson Thacher & Bartlett,      1989
                                        a New York City law firm.
Andrew McNally IV..............   63    Retired Chairman and Chief Executive Officer        1980
                                          of Rand McNally & Company (printing,
                                          publishing and map-making). Senior principal
                                          of Hammond, Kennedy, Whitney & Company, Inc.
                                          and a partner of River Road Capital Partners
                                          (merchant banking); and a director of
                                          Reinhold Industries, Inc.
Daniel J. Meyer................   66    Retired Chairman of the Board and Chief             1989
                                        Executive Officer of Milacron Inc. (plastics
                                          processing systems and services and metal
                                          cutting process products and services).
                                          Chairman of the Board of Broadwing, Inc. and
                                          a Director of AK Steel Holding Corporation.

                                                                                         YEAR FIRST
                                                                                          BECAME A
NAME                            AGE(1)               PRINCIPAL OCCUPATION                 DIRECTOR
Daniel S. Van Riper............   62    Special Advisor to and Former Senior Vice            --
                                        President and Chief Financial Officer of
                                          Sealed Air Corporation (packaging materials
                                          and systems). Director of New Brunswick
                                          Scientific Co., Inc., DOV Pharmaceutical,
                                          Inc., Millennium Chemicals Inc. and
                                          Globecomm Systems Inc.
Malcolm Wallop.................   70    Chairman of Frontiers of Freedom Institute          1995
                                          (non-profit foundation). Director of El Paso
                                          Energy Corporation.

---------------

(1) As of March 7, 2003.

     Each of the individuals was elected as a Director by the shareholders of the Company except Mr. Van Riper. During the five years ended December 31, 2002, each of the Directors, other than Messrs. Powers and Van Riper, has either been retired or held the principal occupation set forth above opposite his name.

     Mr. Powers was elected President and Chief Executive Officer of the Company, effective July 1, 2001. From September 21, 1998 through June 30, 2001, he was Senior Vice President and Chief Financial Officer of the Company, and prior to September 21, 1998 was Executive Vice President, Finance and Business Development, Americas Region, Asea Brown Boveri (power and automation technologies for utilities and industry).

     Mr. Van Riper served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation from July 1998 to January 2002; and prior to July 1998 was with KPMG LLP, an independent audit and accounting firm, for 36 years, including 26 years as a partner.

     Messrs. Brooks, Hoffman, Meyer, and Wallop serve as members of the Audit Committee, with Mr. Meyer as Chairman. The Audit Committee, which consists of members who are "independent" as defined in the current and proposed New York Stock Exchange ("NYSE") listing standards and regulations proposed by the SEC under the federal securities laws, met five times in 2002. The Audit Committee appoints independent accountants to serve as auditors for the following year, subject to ratification by the shareholders at the Annual Meeting; meets periodically with the independent accountants, internal auditors, and appropriate personnel responsible for the management of the Company and subsidiary companies concerning the adequacy of internal controls and the objectivity of the financial reporting of the Company; reviews and oversees the independence of the Company's independent accountants; reviews and discusses the Company's internal audit function and its personnel; pre-approves the hiring of the independent accountants for audit and non-audit services and reviews and approves the scope of the audit and fees for such audit and non-audit services performed by the independent accountants. The independent accountants and the Company's management and internal auditors each meet alone with the Audit Committee and have access at any time to the Audit Committee.

     Messrs. Edwards, Hoffman, Powers, and Ratcliffe serve as members of the Executive Committee, with Mr. Ratcliffe as Chairman. The Executive Committee, which did not meet in 2002, exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Company, except certain powers enumerated in the By-Laws of the Company.

     Messrs. Edwards, McNally, and Wallop serve as members of the Compensation Committee, with Mr. Edwards as Chairman. The Compensation Committee, which consists of Directors who are "independent" as defined in the current and proposed NYSE listing standards and regulations proposed by the SEC under the federal securities laws met two times in 2002. The Compensation Committee is charged with the duties of conducting an annual appraisal of the performance of the Chief Executive Officer and determining the remuneration (salary plus additional compensation and benefits) of the Chief Executive Officer; recommending (for approval) to the Board of Directors, after consultation with the Chief Executive Officer and the Chairman of the Board of Directors, the remuneration of other members of the Company's key management group; evaluating the performance of the Chairman of the Board of Directors; recommending (for approval) to the Board of Directors stock option grants, pension changes, and other significant benefits or perquisites; and reviewing the existing members of the Company's key management group and the plans for the development of qualified candidates, and reporting to the Board of Directors annually.

     Messrs. Brooks, McNally, Meyer, Powers, and Ratcliffe serve as members of the Finance Committee, with Mr. McNally as Chairman. The Finance Committee, which met two times in 2002, recommends to the Board of Directors of the Company proposals concerning long and short-term financing, material divestments and acquisitions, cash and stock dividend policies, programs to repurchase the Company's stock, stock splits, and other proposed changes in the Company's capital structure; periodically reviews the Company's capital expenditure policy and recommends changes to the Board of Directors, where appropriate, and, when requested by the Board of Directors, reviews and makes recommendations to the Board of Directors with respect to proposals concerning major capital expenditures and leasing arrangements; reviews annually the Company's insurance programs and their adequacy to protect against major losses and liabilities; reviews and monitors the administration and asset management of the Company's employee benefit plans, including the selection of investment and other advisors, the allocation of assets between fixed income and equity, the performance of plan investment managers and pension plan contributions; and reviews and monitors the administration of the Company's cash and investment portfolios, including the Company's investment guideline policies.

     Messrs. Brooks, Edwards, Hoffman, and Wallop serve as members of the Nominating and Corporate Governance Committee, with Mr. Wallop serving as Chairman. The Nominating and Corporate Governance Committee, which was established on September 11, 2002 and met once in 2002, consists of Directors who are "independent" as defined in the current and proposed NYSE listing standards and regulations proposed by the SEC under the federal securities laws. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by identifying individuals qualified to become Board members; recommending Director nominees to be elected at the next annual meeting of shareholders or appointed by the Board of Directors to fill vacancies on the Board; annually evaluating the performance of individual Directors; reviewing and recommending (for approval) to the Board of Directors compensation for service on the Board of Directors and its various committees, policies governing retirement from the Board of Directors and individuals to serve as the Company's officers and members of the various committees of the Board of Directors; reviewing and recommending to the Board (for approval) changes proposed by the Chief Executive Officer pertaining to the structure and appointment of the Company's officers; and developing and recommending to the Board of Directors the adoption, or amendment, of corporate governance guidelines and principles applicable to the Company.

     The Nominating and Corporate Governance Committee will consider suggestions from shareholders for nominees for election as Directors at the 2003 Annual Meeting, provided that the recommendations are made in accordance with the procedures described below. The Company's By-Laws contain time limitations, procedures and requirements relating to shareholder nominations of Directors. Any shareholder who intends to bring before an annual meeting of shareholders any nomination for Director shall deliver written notice to the Secretary of the Company setting forth specified information with respect to the shareholder and additional information as would be required under SEC regulations for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting.

     Five meetings of the Board of Directors of the Company were held during the year ended December 31, 2002.

                             EXECUTIVE COMPENSATION

CASH AND OTHER FORMS OF COMPENSATION

     The following table sets forth the aggregate cash and other compensation paid or accrued by the Company for services rendered in all capacities to the Company and its subsidiaries to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the three fiscal years ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG
                                                                              TERM
                                                                             COMPEN-
                                                ANNUAL COMPENSATION          SATION
                                           -----------------------------   -----------
                                                                  OTHER    SECURITIES       ALL
                                                                 ANNUAL    UNDERLYING      OTHER
                                                                 COMPEN-    OPTIONS/      COMPEN-
   NAME AND PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   SATION       SARS       SATION(2)
   ---------------------------      ----    ------    --------   -------   ----------    ---------
T. H. Powers(3)...................  2002   $625,000   $562,500   $21,592     200,000      $52,000
  President and Chief Executive     2001    477,600    280,000     7,965     250,000       27,137
  Officer                           2000    387,600    210,000     8,797      74,000          -0-

W.T. Tolley(4)(5).................  2002    288,750    228,200   178,608      60,000          575
  Senior Vice President and         2001         --         --        --          --           --
  Chief Financial Officer           2000         --         --        --          --           --

R. W. Davies......................  2002    243,400    109,500     6,457      32,000           --
  Vice President, General           2001    234,000    118,500     4,083      29,000        1,125
  Counsel and Secretary             2000    229,500    105,000     3,674      25,000           --

J. H. Biggart.....................  2002    169,900     76,500     6,337      25,000           66
  Vice President and                2001    163,400     40,900     3,628      24,000           --
  Treasurer                         2000    160,250     61,300     3,076      20,000           --

G.F. Covino(6)....................  2002    134,800     50,400         0      15,000           29
  Corporate Controller              2001    119,600     18,000         0      11,000           17
                                    2000    117,302     22,500         0       5,000            0

---------------
(1) Reflects bonus earned during fiscal year under the Company's incentive compensation plans, except that (a) with respect to Mr. Davies, includes a bonus in the amount of $58,500 earned during fiscal 2001 under the Company's incentive compensation plan, and a merit bonus in the amount of $60,000 earned during fiscal 2001 and, (b) with respect to Mr. Tolley, includes a $50,000 bonus paid in 2002 in connection with his joining the Company.

(2) Includes (a) Director and Board committee fees for Mr. Powers of $52,000 in 2002 and $27,137 in 2001 and (b) imputed income in the following amounts attributable to group term life insurance policies with a value in excess of $50,000: (i) for Mr. Davies, $1,125 in 2001; (ii) for Mr. Tolley, $575 in
    2002; (iii) for Mr. Biggart, $66 in 2002; and (iv) for Mr. Covino, $29 in 2002 and $17 in 2001.

(3) Elected as of July 1, 2001; previously, he was Senior Vice President and Chief Financial Officer of the Company.

(4) Other annual compensation with respect to Mr. Tolley includes relocation expenses of $78,284 and reimbursement of $59,298 for payment of related taxes.

(5) Elected as of February 18, 2002.

(6) Elected as of June 6, 2002; previously he was Director of Corporate Accounting of the Company.

                   OPTIONS/SAR GRANTS DURING 2002 FISCAL YEAR

     The following table provides information on option grants in fiscal 2002 to the named executive officers of the Company.

                                               INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                          -----------------------------------------------------------           VALUE AT
                            NUMBER OF         PERCENT OF                                     ASSUMED ANNUAL
                            SECURITIES           TOTAL                                    RATES OF STOCK PRICE
                            UNDERLYING       OPTIONS/SARS      EXERCISE                     APPRECIATION FOR
                             OPTIONS/         GRANTED TO        OR BASE                       OPTION TERM
                               SARS            EMPLOYEES         PRICE     EXPIRATION   ------------------------
          NAME              GRANTED(1)      IN FISCAL YEAR     ($/SHARE)      DATE        5%(2)        10%(2)
          ----            --------------   -----------------   ---------   ----------   ----------   -----------
  T. H. Powers..........     200,000             11.37%         $36.20      12/01/12    $4,561,200   $11,511,600
  W. T. Tolley..........      20,000              1.14           34.12       3/04/12       429,912     1,085,016
                              40,000              2.27           36.20      12/01/12       912,240     2,302,320
  R. W. Davies..........      32,000              1.82           36.20      12/01/12       729,792     1,841,856
  J.H. Biggart..........      25,000              1.42           36.20      12/01/12       570,150     1,438,950
  G.F. Covino...........      15,000              0.85           36.20      12/01/12       342,090       863,370

---------------
(1) Non-qualified options to acquire shares of Class B Common Stock of the Company were granted on December 2, 2002 (March 5, 2002 as to 20,000 shares for Mr. Tolley) at 100% of the fair market value of the Class B Common Stock on the date of grant. No portion of the March 5, 2002 option is exercisable before the third anniversary of the date of grant; on the third anniversary of the date of grant the option becomes fully exercisable. No portion of the December 2, 2002 option is exercisable before the first anniversary of the date of grant; on that anniversary and the two subsequent anniversaries of the date of grant the option becomes exercisable as to one-third of the total number of Class B Common shares covered by the option so that the option becomes fully exercisable commencing on the third anniversary of the date of grant. The exercise price of an option may be paid in cash or in shares of either the Company's Class A Common Stock or Class B Common Stock, or a combination thereof, subject to certain limitations. The 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. In the event of a Change of Control, all participants who are officers, and any other participants who are designated by the Compensation Committee, would have the right to surrender their then exercisable options, including those accelerated within the thirty-day period following the Change of Control and to receive in cash the amount by which the highest closing price within the sixty days preceding the Change of Control of the common stock underlying the option exceeds the option price for such common stock.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their ten-year term, assuming the specified compounded rates of appreciation on the Company's Class B Common Stock over the term of the options. These numbers do not take into account provisions of the options providing for cancellation of the option following termination of employment, nontransferability, or the vesting provisions described in footnote (1) above.

            AGGREGATED OPTIONS/SAR EXERCISES DURING 2002 FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on stock option exercises in fiscal 2002 by the named executive officers of the Company and the value of such officers' unexercised stock options at December 31, 2002. All outstanding stock options and stock option exercises are in shares of the Company's Class B Common Stock.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS/SARS AT                OPTIONS/SARS
                             SHARES                         FISCAL YEAR-END             AT FISCAL YEAR-END
                            ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------    --------    -----------   -------------   -----------   -------------
T. H. Powers.............         0       $     --      93,000        524,000        $396,652      $2,319,904
W. T. Tolley.............         0             --           0         60,000               0          20,400
R. W. Davies.............    10,500         92,190      91,790         86,000         387,898         476,220
J. H. Biggart............    30,450        199,179      64,000         69,000         157,998         386,840
G. F. Covino.............         0             --       3,000         31,000          22,452         133,360

                                 PENSION PLANS

     The Company has in effect a non-contributory defined benefit retirement plan for salaried employees ("Basic Plan") and a supplemental executive retirement plan ("SERP") which is an unfunded plan. Pension benefits are earned under both the Basic Plan and the SERP. The annual benefits under the Basic Plan are calculated as 1.50% of final compensation per year of total Company service, which includes both basic compensation and bonuses, reduced by 1.50% of primary social security benefit per year of service. SERP benefits are calculated as 6% of final total compensation (basic compensation and bonuses as reflected in the Salary and Bonus columns under the Summary Compensation Table on pages 9 and 10 hereof) per year of SERP service up to a maximum of 60%, offset by benefits payable under the Basic Plan. Except as otherwise provided for certain SERP participants who have entered into Continuity Agreements with the Company (as referred to below, in Continuity Agreements, Severance Policy, and Change of Control Provisions) no SERP benefit is payable if a participant terminates employment prior to age 55 with less than 10 years of SERP service. The following table illustrates annual pension benefits payable under the Basic Plan on the straight life normal annuity form upon retirement at age 65 to salaried employees in the specified salary classifications, assuming no other optional payment form is elected or required.

                                         ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED (1)(2)(3)(4)(5)
AVERAGE ANNUAL COMPENSATION FOR (TO BE REDUCED BY 1.50% OF PRIMARY SOCIAL SECURITY BENEFIT PER YEAR OF SERVICE)
3 HIGHEST CONSECUTIVE YEARS IN  --------------------------------------------------------------------------------
   LAST 10 YEARS OF SERVICE      10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
------------------------------- ----------    ----------    ----------    ----------    ----------    ----------
           $125,000               $15,600       $23,400       $31,200       $39,000       $46,800       $54,600
            150,000                19,300        29,000        38,700        48,400        58,000        67,700
            175,000                23,100        34,600        46,200        57,700        69,300        80,900
            200,000                26,800        40,200        53,700        67,100        80,500        94,000

---------------

(1) The estimated annual benefits under the Basic Plan are based upon the assumptions that the individual will remain in the employ of the Company until age 65 and that the Basic Plan will continue in its present form.

(2) Credited years of service at December 31, 2002: Mr. Covino - 3.

(3) Only compensation up to a maximum of $200,000 may be used in calculating benefits under the Basic Plan.

(4) Participants may not receive benefits in excess of $160,000 per year.

(5) Excludes ancillary benefits for medical supplement (0.1% of eligible compensation per year of service) and $10,000 in death benefits for employees who retire directly from active employment and who meet the normal, early, late or disability eligibility requirements of the Basic Plan.

     The following table illustrates annual pension benefits pursuant to the SERP (which is greater in each instance than benefits payable under the Basic
Plan) under the joint and survivor annuity form upon retirement at age 65 to executive officers in the specified salary classifications:

TOTAL PENSION (ON 3 HIGHEST IN LAST 10 YEARS)
---------------------------------------------    ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED(1)(2)
               AVERAGE ANNUAL                   -----------------------------------------------------
                COMPENSATION                      5 YRS.        10 YRS.       15 YRS.       20 YRS.
               --------------                     ------        -------       -------       -------
                 $  200,000                      $ 60,000      $120,000      $120,000      $120,000
                    400,000                       120,000       240,000       240,000       240,000
                    600,000                       180,000       360,000       360,000       360,000
                    800,000                       240,000       480,000       480,000       480,000
                  1,000,000                       300,000       600,000       600,000       600,000
                  1,200,000                       360,000       720,000       720,000       720,000
                  1,400,000                       420,000       840,000       840,000       840,000
                  1,600,000                       480,000       960,000       960,000       960,000

---------------
(1) The estimated annual benefits are based upon the assumptions that the individual will remain in the employ of the Company until age 65 and that the plans will continue in their present form.

(2) Years of SERP Service at December 31, 2002 (except for Mr. Covino who does not participate in the SERP):

                   OFFICER                     SERVICE
                   -------                     -------
Mr. Powers...................................     4
Mr. Tolley...................................     1
Mr. Davies...................................    20
Mr. Biggart..................................    18

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to the Company's common stock that may be issued under the Company's equity compensation plans.

                                           A                         B                           C
                               --------------------------   --------------------   ------------------------------
                                                                                   NUMBER OF SECURITIES REMAINING
                               NUMBER OF SECURITIES TO BE     WEIGHTED AVERAGE     AVAILABLE FOR FUTURE ISSUANCE
                                ISSUED UPON EXERCISE OF      EXERCISE PRICE OF       UNDER EQUITY COMPENSATION
                                  OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES
        PLAN CATEGORY             WARRANTS AND RIGHTS       WARRANTS AND RIGHTS        REFLECTED IN COLUMN A)
        -------------          --------------------------   --------------------   ------------------------------
Equity Compensation Plans
  Approved by
  Shareholders(1)............          8,578,135(3)                $32.45                    1,535,419(3)
Equity Compensation Plans Not
  Approved by
  Shareholders(2)............                 --                       --                        2,431(4)
                                              --                       --                      300,000(3)
                                       ---------                   ------                    ---------
Total........................          8,578,135                   $32.45                    1,837,850
                                       =========                   ======                    =========

---------------
(1) The Company's 1973 Plan.

(2) The Company's Deferred Plan for Directors; for a description of the Company's Deferred Plan for Directors, see footnote (2) on page 5 to the equity securities table, and "Compensation of Directors" on pages 20 through 22 hereof.

(3) Class B Common Stock.

(4) Class A Common Stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The total direct compensation package for the Company's executives is made up of three elements: base salary, a short-term incentive program in the form of a discretionary, performance-based bonus, and long-term incentive program in the form of stock options.

     Total direct compensation for the Chief Executive Officer and the four highest paid executive officers is based on the performance of the Company. The Compensation Committee also reviews compensation data provided by outside consultants. This data is provided for each element of the total direct compensation package for comparable positions within (i) companies in our industry of similar size, and (ii) companies in general industry of comparable size and complexity.

     The Compensation Committee believes that companies in our industry of similar size provide limited comparison data and the use of a broader database, including companies from general industry, ensure more accurate comparisons and results.

     Base salaries are determined by competitive data and individual levels of responsibility. Target levels for bonuses and stock options for each executive position are determined by competitive data; however, actual bonuses paid and the number of stock options granted each executive are based upon the achievement of

Company financial and strategic plan goals which include factors such as net sales, net income, cash flow and earnings per share.

     In the past few years, the Company has adopted a more aggressive incentive-pay-for-performance posture. During this period, the competitive position, or emphasis, on base salaries has been lowered. Bonus and stock option opportunities thereby represent a greater portion in the total direct compensation package, enhancing the Company's goal of linking pay more directly to financial performance.

     While these comments are directed towards compensation for the Chief Executive Officer and the four other highest paid executive officers, the Compensation Committee employs similar procedures to determine the compensation levels of other executives as well.

BASE SALARY

     The Company defines its market competitive position for base salaries as the 50th percentile. This represents a change over the years from a market competitive position of the 60th percentile for base salaries. To determine the salary for the Chief Executive Officer and the four highest paid executive officers, the Compensation Committee reviewed projected year 2002 salary data for companies within our industry and companies of comparable size and complexity. Based upon this data, base salaries were established to approximate the 50th percentile for comparable positions in companies both within our industry and companies from general industry. For year 2002, the base salaries of the Chief Executive Officer and the four other highest paid executive officers were increased over the prior year.

BONUS

     Bonuses are paid pursuant to the Company's short-term incentive compensation plan and the Senior Executive Incentive Compensation Plan (the "Senior Executive Plan"). Under the incentive compensation plan, 15% of the amount by which the Company's consolidated earnings for each fiscal year exceeds 10% of the invested capital and long-term debt at the beginning of such fiscal year is allocated to an incentive compensation fund, although no such separate fund need be established to assure bonus payments since the plan provides for the funding of bonus payments from the net assets of the Company, to be paid out to participating employees, including the executive officers. Awards in varying amounts may be made under the short-term compensation plan at the discretion of the Compensation Committee. Awards are determined by the relative level of attainment of the performance goals applicable to each participant for the plan year as established by the Compensation Committee based on one or more quantitative and/or qualitative performance measures. Under the Senior Executive Plan, awards may be made based on performance goals including a percentage of the bonus fund described above. Awards under the Senior Executive Plan may only be reduced by the Compensation Committee.

     To establish target levels for executive officers' bonus awards, the Compensation Committee uses data provided by outside consultants for comparable positions at companies within our industry and companies from general industry with comparable performance characteristics such as cash flow, return on net sales and return on equity.

     In determining the year 2002 bonus award for each executive officer, the Compensation Committee's primary focus was the review of the year 2002 business plan with regard to net sales, pre-tax profit, cash flow, and earnings per share, compared to actual results. The Compensation Committee also recognized the success the Company has had in achieving non-financial goals in the Company's acquisition and restructuring programs, and in making strategic plan decisions, which are expected to result in long-term growth and benefit the shareholders. As noted, however, the Compensation Committee gave greater consideration to short-term results. The Compensation Committee recognized that the Company had reported improvements in 2002 in the net sales, pre-tax profit, earnings per share and cash flow, in each case meeting or exceeding overall target levels, but that the Company fell short in achieving all of year 2002's financial objectives and, as a result, the year 2002 bonuses of the executive officers, including the Chief Executive Officer, were below target levels, but higher than the previous year.

     For the year 2002, the Compensation Committee had designated Mr. Powers as the sole participant in the Senior Executive Plan and established his objective performance goal by designating that a percentage of the short-term incentive compensation plan fund be paid to Mr. Powers. The Compensation Committee exercised its discretion pursuant to the Senior Executive Plan to award Mr. Powers a bonus of $562,500 for 2002.

STOCK OPTIONS

     The Compensation Committee believes that the holding of Company stock represents a unity of interest between executives and shareholders. In determining target levels for stock option grants for each senior executive, the Compensation Committee reviews data provided by an outside consultant. The data provided is on comparable position pay levels at companies of comparable size in financial performance and complexity. The actual number of stock option grants for each executive officer is based upon the financial performance of the Company, both in the short- and long-term. The Compensation Committee reviewed year 2002 net sales, pre-tax profit, cash flow and earnings per share. The Compensation Committee also reviewed long-term strategic plans which will position the Company for greater growth. In determining awards of stock option grants, the Compensation Committee does not consider the executive officer's unexercised stock option grants.

     In considering levels of stock option grants for the five highest paid executive officers, the primary focus was to link the executives' long-term compensation to the success of the Company's long-term strategic plans. The Compensation Committee recognized that the Company has positioned itself for long-term growth which will benefit shareholders. The Compensation Committee also recognized that certain strategic plan decisions previously made, as well as recent acquisitions, have had a positive impact on 2002 financial performance in the areas of net sales, pre-tax profit, earnings per share, and cash flow. As a result, the number of shares awarded under the year 2002 stock option grants to each of the executive officers, other than the Chief Executive Officer, increased over the prior year's level.

GENERAL MATTERS

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") limits to $1 million annually the amount that can be deducted by a publicly held corporation for compensation paid to any of its top five executives (as indicated in the Summary Compensation Table for that year), unless the compensation in excess of $1 million is performance based or meets certain other conditions. Payments under the Senior Executive Plan and options granted under the 1973 Plan with an exercise price of at least fair market value are intended to qualify as performance based compensation exempt from the limitations of
Section 162(m) of the Code. Payments under the short-term incentive compensation plans are not intended to qualify as perform-ance based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

     The Compensation Committee believes that the total direct compensation package consisting of base salary, bonus, and stock options, is appropriate for the Company's executive officers and other executives, on the basis of competitive practice, along with the Company's performance against established short- and long-term financial performance goals.

                                            Compensation Committee
                                                 George W. Edwards, Jr.,
                                                 Chairman
                                                 Andrew McNally IV
                                                 Malcolm Wallop

CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Class B Common Stock during the five fiscal years ended December 31, 2002 with a cumulative total return on the (i) Standard & Poor's MidCap 400 ("S&P MidCap"), (ii) Original Hubbell Self-Constructed Peer Group Index ("Original HI Peer Group"), and (iii) New Hubbell Self-Constructed Peer Group Index ("New HI Peer Group"). The comparison assumes $100 was invested on January 1, 1998 in the Company's Class B Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

     The Original HI Peer Group consisted of corporations whose businesses were representative of the Company's business segments and, therefore, served as a base for comparing total return to shareholders. The corporations that comprised the Original HI Peer Group are (a) Cooper Industries, Inc., (b) Emerson Electric Co., (c) Thomas & Betts Corporation, (d) National Service Industries, Inc. ("NSI"), and (e) Woodhead Industries, Inc. As a result of NSI spinning-off its lighting and chemical businesses to a new corporation, Acuity Brands, Inc. ("Acuity"), effective November 30, 2001, NSI has been included in the Original Peer Group only for the December 1998, 1999 and 2000 data points. For the December 2001 and 2002 data points, the NSI portion of the Original Peer Group was distributed among the remaining four members of said group, weighted according to their market capitalization. NSI does not appear in the New Peer Group, but Acuity has been included for the December 2001 and 2002 data points, weighted in accordance with the market capitalization for each member of the new Peer Group for the December 2001 and December 2002 data points. The HI Peer Groups have been weighted in accordance with each corporation's market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year was calculated by assuming the products obtained by multiplying (a) the percentage that each corporation's market capitalization represents of the total market capitalization for all corporations in the index for each such year by (b) the total shareholder return for that corporation for such year.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG HUBBELL, S&P MIDCAP 400, ORIGINAL HI PEER GROUP
                             AND NEW HI PEER GROUP

                                  [LINE GRAPH]

              --------------------------------------------------------------------------------
                                          Cumulative Total Return
              --------------------------------------------------------------------------------
                                      12/97     12/98     12/99     12/00     12/01     12/02
              --------------------------------------------------------------------------------
               Hubbell
                Incorporated         100.00     79.33     58.95     60.56     70.48     87.76
               S&P MidCap 400        100.00    119.12    136.65    160.57    159.60    136.44
               New Peer Group        100.00    106.19     99.76    132.50    101.03     94.37
               Original Peer Group   100.00    104.52     97.56    128.10     98.47     91.53

CONTINUITY AGREEMENTS, SEVERANCE POLICY AND CHANGE OF CONTROL PROVISIONS

     Continuity Agreements. The Company has entered into agreements (the "Continuity Agreements") with the executive officers (other than Messrs. Tolley and Covino) named in the Summary Compensation Table providing severance benefits in the event of a termination of employment in the circumstances described below following certain "change in control" events, as defined in the Continuity Agreements. The Continuity Agreements were effective as of December 27, 1999 through December 27, 2001. Thereafter, the Continuity Agreements automatically extend for additional one-year periods unless notice is given to the contrary by the Company at least 180 days prior to the renewal date. No such notice has been given. Unless previously terminated as described above, in the event of any change in control, the Continuity Agreements will remain in effect until the second anniversary thereof.

     Severance benefits under the Continuity Agreements become payable in the event that, following (or, in certain circumstances, in anticipation of) a change in control, the executive is terminated without "cause" (generally defined to include (a) continued and willful failure to perform the executive's duties after receipt of a written demand to perform, (b) gross misconduct materially and demonstrably injurious to the Company and (c) conviction of, or plea of nolo contendere to, a felony) or the executive terminates employment for "good reason" (generally defined to include (a) material and adverse changes in the executive's duties and responsibilities, (b) reduction in cash compensation or failure to annually increase base salary, (c) relocation of the executive's workplace and (d) any election by the executive to terminate employment during a thirty-day period following the first anniversary of the change in control. The benefits payable under the agreements include (i) a lump sum amount equal to three times the sum of the executive's annual base salary and annual bonus (as calculated under the Continuity Agreements), (ii) continuation of certain of the executive's perquisites for a period of 36 months after termination, (iii) a pro-rated portion of the executive's annual target bonus for the year in which termination occurs, (iv) enhanced benefits under the Company's SERP, (v) outplacement services at a cost to the Company not exceeding 15% of the executive's annual base salary, (vi) medical, dental and life insurance coverage for up to 36 months after termination, and (vii) all other accrued or vested benefits to which the executive is entitled under benefit plans in which the executive is participating (offset by any corresponding benefits under the Continuity Agreements). In addition, the executive is entitled to a gross-up payment from the Company to cover any excise taxes (and any income taxes on the gross-up amount) imposed on these severance payments and benefits as a result of their being paid and provided in connection with a change in control, unless the total value of such payments and benefits is less than $50,000 higher than the greatest amount which could be paid without being subject to excise taxes (in which event such payments and benefits will be reduced by the amount of the excess).

     Severance Policy and Change of Control Provisions. The Company has a severance policy which covers corporate officers and other individuals. The policy provides that if an eligible individual's employment is terminated (other than for cause), or if the eligible individual terminates his employment for any of the reasons noted below within three years after the occurrence of certain "Change of Control" events, he is entitled to receive the present value (discounted at 120% of the short term federal rate) of the severance amounts provided under the policy. The formula in the case of corporate officers is based upon eight weeks of base salary continuation for each full year of service, subject to a minimum of 26 weeks and a maximum of 104 weeks, with the formula amount reduced to 67% and 33% thereof, respectively, if termination occurs in the second and third year following the Change of Control event. In addition, upon such termination of employment, the eligible individual would be entitled to (a) a bonus of no less than his target bonus for the year in which the Change of Control occurs, pro rated for the number of months to such termination, and (b) for the period the base salary would have been continued even though paid as a lump sum (i) various medical and health plans, and (ii) death and accidental death benefits. The reasons for which the eligible individual may terminate his employment include: diminution in his authority, reduction in his compensation level, relocation or adverse modification of his benefits under bonus, benefit or similar plans.

     The 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. (See footnote (1) to the table captioned "Options/SAR Grants During 2002 Fiscal Year.") In the event that a 1973 Plan participant retires (whether or not a Change of Control has occurred) with the consent of the Company, the Compensation Committee may, in its discretion, extend the exercise period of the participant's exercisable option to the date on which the option would expire in the event that the participant had continued to be employed by the Company.

     Certain provisions of the SERP do not take effect until the occurrence of certain "Change of Control" events. Among others, provisions in the SERP providing for (i) the suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); (ii) the forfeiture of benefits if a retired participant engages in certain proscribed competitive activities; (iii) the reduction in benefits upon the early retirement of a participant; and (iv) the off-set of amounts which a participant may then owe the Company against amounts then owing the participant under the SERP, are automatically deleted upon the occurrence of a Change of Control event. In addition, neither a participant's years of service with the Company (as calculated for the purpose of determining eligibility for benefits under the SERP), nor benefits accrued under the SERP prior to the Change of Control event, may be reduced after the occurrence of a Change of Control event. If a participant's employment is terminated after a Change of Control, unless the participant elects to receive a distribution of benefits under the SERP in installment payments, the participant will receive payment of his benefits in one lump sum (utilizing actuarial assumptions established in the SERP) within 10 days after termination. The SERP requires the Company, upon a Change of Control, to establish a grantor trust for the purpose of holding assets in respect of the Company's obligations to make payments to participants.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes to ownership of the Company's stock. To the best of the Company's knowledge, all required forms were filed on time with the SEC, except that, due to a Company oversight, a Form 4 filing by Messrs. Brooks, Hoffman and Wallop relating to crediting of an Audit Committee meeting fee in November, 2002, to the Deferred Plan for Directors (representing
11.116 stock units for Mr. Brooks, 22.232 stock units for Mr. Hoffman, and 4.446 stock units for Mr. Wallop), was not timely filed.

COMPENSATION OF DIRECTORS

     Each Director receives $60,000 (plus an additional $5,000 for serving as a committee chairman) per year compensation from the Company plus $2,000 for each board and board committee meeting (including meetings concerning nominations and management succession planning) attended, together with the expenses, if any, of such attendance. The Company and all current Directors (other than Messrs. Powers and Ratcliffe) have entered into an agreement to defer receipt of all or a portion of such fees pursuant to a deferred compensation agreement providing for payment of the fees in stock units (each stock unit consisting of one share each of the Company's Class A Common Stock and Class B Common Stock), subject to certain terms and conditions of the Deferred Plan for Directors under which the fees are deferred, upon their termination of service as Directors of the Company. Dividend equivalents are paid on the stock units and are converted into additional stock units. Certain provisions of the deferred compensation program do not take effect until the occurrence of certain

"Change of Control" events, as defined in the plan. After the occurrence of a Change of Control event, the plan may not be amended without the prior written consent of an affected participant and no termination of the plan shall have the effect of reducing any benefits accrued under the plan prior to such termination. Further, in the event of a Change of Control, any stock unit credited to a Director's account shall be immediately converted into a right to receive cash and shall thereafter be treated in all respects as part of such Director's cash account. Following a Change of Control, unless a Director has already confirmed his election to receive installment payments, the cash account will be paid out in one lump sum on the earlier to occur of (x) the 30th day after the date the Director retires or otherwise separates from service with the Board, if such retirement or separation occurs after January 1 but before November 1 of any calendar year and (y) the January 1 of the year following the Director's retirement or separation from service. In addition, in the event that any Directors confirm their elections to receive payment of their cash and/or stock unit accounts in installment payments, the Company will establish a grantor trust for the purpose of holding assets in respect of the Company's obligations to make payments, after a Change of Control, to any Directors who elect to receive installment payments.

     The Company also has a retirement plan for Directors who are not employees or officers of the Company and who do not qualify to receive a retirement benefit under any pension plan of the Company or its subsidiaries ("Eligible Directors"). At a meeting held on December 3, 2002, the Board of Directors of the Company, acting on the recommendation of the Compensation Committee of the Board of Directors, amended the Directors' retirement plan by providing that (a) future participation in the Plan as an Eligible Director would be limited to those Directors currently serving (as of December 3, 2002) on the Company's Board of Directors; (b) Eligible Directors would continue to accrue Service during their tenure as Directors of the Company; (c) "Base Retainer" and "Chairman's Retainer" would be capped at $40,000 and $43,000, respectively, for pension benefit calculations; and (d) an Eligible Director would qualify for the "Chairman's Retainer" if he served as a Committee Chairman during at least any one of the ten years immediately preceding the year in which he retires from the Board of Directors. Under this plan, an Eligible Director retiring at or after age 70 with at least ten years of service as a Director is paid annually for life an amount equal to (i) his Base Retainer, (ii) an additional 10% of the Base Retainer, and (iii) any additional amounts paid for service as Committee Chairman. A retiring Eligible Director who had reached age 70 and had served for at least five but less than ten years as a Director would be entitled to a reduced amount equal to 50% of his Base Retainer, plus 10% of such Base Retainer for each year of service beyond five years up to a maximum of nine years. An Eligible Director who retires prior to age 70 with five or more years of service as a Director receives a retirement benefit commencing at age 70 calculated as described above on the basis of his Base Retainer in effect during the calendar year immediately preceding his actual retirement date. The plan also provides that a Director who was a retiree of the Company whether or not qualified for a retirement benefit under any pension plan of the Company but who had at least five years of service as a Director subsequent to such retirement is entitled to a retirement benefit under the plan at a reduced amount equal to 25% of the Base Retainer. Except as otherwise provided in the event of a Change of Control, benefits payable under this plan are not funded but are paid out of the general funds of the Company. Director contributions to this plan are not permitted. Certain provisions of the retirement plan do not take effect until the occurrence of certain "Change of Control" events, as defined in the plan. Among others, provisions in the plan providing for (i) the suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); and (ii) the forfeiture of benefits if a retired participant engages in certain proscribed competitive activities, are automatically deleted upon the occurrence of a Change of Control event. In addition, in the event of a Change of Control, if thereafter a Director retires or otherwise separates from service with the Board (or already has), unless the Director otherwise elects to receive installment payments, the Director's benefit payable under the retirement plan will be paid out in one lump sum (utilizing actuarial assumptions established in the plan) on the 30th day after the later to occur of (x) the date the Change of Control is consummated and (y) the date the Director retires or otherwise separates from service. For purposes of the plan, the term "Base Retainer" is defined as the annual retainer in effect during the calendar year immediately preceding the year in which the Director retires. The plan requires the Company to establish a grantor trust for the purpose of holding assets in respect of the Company's obligations to make payments, after a Change of Control, to any Directors who elect to receive installment payments.

MATTERS RELATING TO DIRECTORS

     Mr. Hoffman, a Director of the Company, retired as a partner of the law firm of Simpson Thacher & Bartlett on December 31, 1999, but remained of Counsel through December 31, 2002. Simpson Thacher & Bartlett rendered legal services to the Company during the fiscal year ended December 31, 2002. In accordance with his retirement from the Company, Mr. Ratcliffe receives a consulting fee of $10,000 per month ($120,000 during the fiscal year ended December 31, 2002) for three years commencing on July 1, 2001, the date of his retirement.

                      RATIFICATION OF THE SELECTION OF AND
                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

GENERAL

     The selection of independent accountants to examine the financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year 2003 is to be submitted to the meeting for ratification or rejection. PricewaterhouseCoopers LLP, 300 Atlantic Street, Stamford, Connecticut, has been selected by the Audit Committee of the Board of Directors of the Company to examine such financial statements.

     PricewaterhouseCoopers LLP have been independent accountants of the Company for many years. The Company has been advised that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

     The aggregate fees billed for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2001 and 2002, were as follows:

                                                                 2002        2001
                                                              ----------  ----------
Audit Fees..................................................  $1,289,700  $  697,400
Audit Related Fees..........................................     706,594   1,164,535
Tax Fees....................................................     488,891     226,175
All other Fees..............................................     251,864      80,000
                                                              ----------  ----------
Total Fees..................................................  $2,737,049  $2,168,110

     Audit Related Fees represent financial due diligence services, acquisition audits, and audits of employee benefit plans.

     Tax Fees include domestic and international income tax planning assistance, expatriate and executive tax work and foreign entity compliance services.

     All Other Fees (which were pre-approved by the Audit Committee for 2002) include amounts paid to PricewaterhouseCoopers Consulting (sold to IBM in October 2002) for assistance provided in connection with the implementation of a consolidation system in 2002 and a study of transportation costs in 2001.

     The Audit Committee considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining their independence.

     If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by the shareholders, or if prior to the 2004 Annual Meeting, PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting, or if its services is discontinued by the Audit Committee of the Board of Directors, then the Audit Committee of the Board of Directors will appoint other independent accountants whose services for any period subsequent to the 2004 Annual Meeting will be subject to ratification by the shareholders at that meeting.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter (the "Charter") adopted and approved by the Board of Directors in May, 2000, which Charter is reviewed annually by the Audit Committee, and was amended by the Board of Directors, effective March 10, 2003. A copy of the amended Charter is attached to this proxy statement as Exhibit A. As provided in the Charter, the Audit Committee assists the Company's Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company's financial reports, and the Company's reporting practices. The functions of the Audit Committee are further described elsewhere in this proxy statement (see page 7 hereof.)

     In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

     - the Audit Committee reviewed and discussed with management and the independent accountants the Company's audited financial statements;

     - the Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

     - the Audit Committee received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed their independence with them and satisfied itself as to the independence of the independent accountants.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

                                      AUDIT COMMITTEE
                                          Daniel J. Meyer, Chairman
                                          E. Richard Brooks
                                          Joel S. Hoffman
                                          Malcolm Wallop

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                       PROPOSAL TO APPROVE THE COMPANY'S
                       1973 STOCK OPTION PLAN, AS AMENDED

     At a meeting held on March 4, 2003, the Board of Directors of the Company approved and recommended that the Company's shareholders approve an amendment to the 1973 Plan to (a) increase by 2,400,000 shares of Class B Common Stock the number of authorized but unissued shares of the Company set aside for issuance as needed in the continued operation of the 1973 Plan, and (b) change the name of the 1973 Plan to the Hubbell Incorporated Stock Option Plan for Key Employees. This amendment is deemed advisable by the

Board of Directors in order to provide a sufficient number of shares for future grants. The 1973 Plan, as amended, is being presented to the shareholders for approval. The following is a description of the principal provisions of the 1973 Plan.

     Increase in Number of Shares Issuable Under the Plan. The 1973 Plan currently provides for the issuance of a maximum of 3,600,000 shares of Class A Common Stock and 17,445,670 shares of Class B Common Stock. As of March 7, 2003, there were available for grant pursuant to the 1973 Plan options to purchase 1,535,419 shares of Class B Common Stock. In order to have a sufficient number of shares of Class B Common Stock available for grants of future options, the proposed amendment would increase the maximum number of shares of Class B Common Stock which may be issued by 2,400,000 shares to a total of 19,845,670 shares.

     Plan Administration. The 1973 Plan is administered by the Compensation Committee consisting of at least two or more members of the Board of Directors who are each "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"). Subject to the express provisions of the 1973 Plan, the Compensation Committee has the authority to interpret the 1973 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements and to make all other determinations necessary or advisable for the administration of the 1973 Plan. The Compensation Committee shall contain at least two "outside directors" as defined in Section 162(m) of the Code.

     Amendment and Termination. The Board of Directors of the Company may at any time amend, suspend or terminate the 1973 Plan, except that no amendment which would increase the maximum number of shares which may be issued shall be effective unless, within twelve months before or after the Board of Directors adopts such amendment, it is approved by the shareholders. No amendment, suspension or termination of the 1973 Plan shall, without the consent of the participant, terminate, or adversely affect the participant's rights under, any outstanding option.

     Eligibility. The Compensation Committee determines the particular employees within the general class of officers and key employees to whom options shall be granted. Options may not be granted to any Director who is not an officer or employee or to any member of the Compensation Committee. No incentive stock option may be granted to persons who would beneficially own, after the grant, more than 10% of the voting power of all shares of stock of the Company unless at the time any such option is granted the option price is not less than 110% of the fair market value of the underlying stock at the date of grant, and such option expires no more than five years from the date of grant. The number of shares of stock which may be issued under options granted under the 1973 Plan to any one individual in any fiscal year shall not exceed 300,000 shares, subject to adjustment as provided in the 1973 Plan.

     Option Features. The option price of the stock subject to the 1973 Plan shall not be less than 100% of the fair market value of the underlying shares on the date of grant. Options may expire not more than ten years after the date of grant.

     The 1973 Plan provides that options are exercisable immediately or in such installments as the Compensation Committee may prescribe. The Compensation Committee also is empowered, in its sole discretion, to accelerate the exercisability of any option at any time.

     With respect to incentive stock options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     Unless otherwise determined by the Compensation Committee, no option is transferable except by will or by the laws of descent and distribution, or may be exercised during the optionee's life by anyone other than the optionee.

     In the event of a participant's termination of employment, including the sale of a subsidiary employing a participant (for any reason other than death, retirement with the consent of the Company or permanent disability), a participant's option expires on the earlier of the expiration date specified in the option or three months from the date of termination of employment. In the event of a participant's retirement with the consent of the Company, options continue to mature in the normal manner and are exercisable until the later of the date three years after the date of retirement or, in the event that the participant should die during such three-year period, are exercisable until the date twelve months after death; but in no event later than the end of the option exercise period specified in the option; provided, however, that in the event the participant retires with the consent of the Company, the Compensation Committee may, in its discretion, provide that the participant shall have the right to exercise his option until the end of the option exercise period specified in the option. In the case of retirement due to permanent disability, a participant's options are exercisable, to the extent exercisable at the date of such retirement, until the date twelve months after the date of such retirement or, in the event that the participant should die during such twelve-period, such participant's options are exercisable until the date twelve months after death; but in no event later than the end of the option exercise period specified in the option. If a participant's employment terminates by reason of death, such participant's options would become exercisable, to the extent exercisable on the date of death, until the date twelve months after death; but in no event later than the end of the option exercise period specified in the option.

     Payment for stock must be made in full at the time that an option or any part thereof is exercised and no stock is issued until full payment therefore is made. Payment may be made in cash or by delivery to the Company of shares (which have been held by the participant for at least six months) of either Class A Common Stock or Class B Common Stock or a combination thereof. A participant may satisfy, pursuant to such rules as may be prescribed by the Compensation Committee, any income tax withholding obligation that may be imposed in connection with the exercise of an option by the retention of shares by the Company, or the return to the Company of shares (which have been held by the participant for at least six months), in each case equal in fair market value to the amount of all or any portion of the withholding obligation.

     The 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. (See footnote (1) to the table captioned "Options/SAR Grants During 2002 Fiscal Year.")

     Federal Income Tax Consequences. The grant of an incentive stock option would have no immediate tax consequences to the Company or to the optionee. A holder of shares pursuant to the exercise of an incentive stock option would realize no taxable income at the time of exercise (although the exercise may cause an adjustment to alternative minimum taxable income). If the holder held his shares for at least two years from the date of grant and at least one year from the date of exercise, he would realize taxable long-term capital gain or long-term capital loss upon a subsequent sale of the shares at a price different from the option price. In the event that the optionee satisfies the holding period requirement described above, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the sale of shares acquired pursuant to such exercise.

     If, however, the optionee disposes of the shares within the period described above (a "disqualifying disposition"), the optionee will generally recognize ordinary income (and the Company will be entitled to a deduction) at the time of disposition equal to the excess over the exercise price of the lesser of (a) the fair market value of the shares acquired on the date of exercise, or (b) the amount realized upon the disposition. Any excess of the amount realized upon such disposition over the fair market value at the date of exercise will be short-term or long-term capital gain, depending on the holding period.

     The grant of a stock option other than an incentive stock option (a "non-qualified stock option") would have no immediate tax consequences to the Company or to the optionee. Upon the exercise of such option the optionee will be treated as receiving compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise by the optionee over the option price. This excess will also constitute wages subject to the withholding of income tax. The amount treated as compensation taxable as ordinary income may be claimed as a deduction by the Company at the same time as the optionee is treated as realizing compensation.

     The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class (provided that holders of shares representing a majority of the votes entitled to be cast actually cast votes) is required to adopt the 1973 Plan, as amended. Abstentions and broker non-votes will not affect the voting results although they will have the practical effect of reducing the likelihood that shares representing a majority of the votes entitled to be cast will in fact be cast.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 1973 PLAN, AS AMENDED.

                              SHAREHOLDER PROPOSAL

     Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, who holds 1,000 shares of Class B Common Stock of the Company, has informed the Company that he has given proxy authority to Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, to present to the Annual Meeting of Shareholders the following resolution:

                     4 -- SHAREHOLDER VOTE ON POISON PILLS
         THIS TOPIC WON AN AVERAGE 60%-YES VOTE AT 50 COMPANIES IN 2002

     This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

HARVARD REPORT

     A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

     Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

     Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

COUNCIL OF INSTITUTIONAL INVESTORS RECOMMENDATION

     The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

                        SHAREHOLDER VOTE ON POISON PILLS
                                    YES ON 4

                      MANAGEMENT'S STATEMENT IN OPPOSITION

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE PROPOSAL FOR THE FOLLOWING REASONS:

     Over the years, shareholder rights plans have been widely implemented by corporations to prevent unfair or abusive takeover attempts. Your Company originally implemented a shareholder rights plan in 1988 and, upon that plan's expiration, adopted the current plan which expires in 2008. Your Board approved the plan, after careful deliberation and consideration of advice from experienced and independent legal and financial advisors, to preserve and maximize the Company's value for its shareholders. Your Company is not the only corporation that believes that a shareholder rights plan is beneficial and adds value for its shareholders since more than 2,000 corporations have adopted shareholder rights plans.

     The plan is not intended to prevent a takeover of the Company, but to maintain the value of the Company by encouraging potential acquirers to negotiate with the Board of Directors, particularly at any time that the Company's common stock is trading at prices substantially less than the Company's long-term value. In effect, the adoption of the shareholder rights plan should reduce the likelihood that a potential acquirer who is unwilling to pay a sufficient market premium will attempt to acquire the Company by means of an open market accumulation, a front-end loaded tender offer or other coercive or unfair takeover tactics. The plan also is designed to prevent an accumulation of a block of shares through open market purchases or a partial tender offer that would enable the holder to exercise a controlling influence over the policies of the Company without paying a sufficient premium for such controlling influence to all of the shareholders of the Company.

A 1997 Georgeson & Co. study, which is available at Georgeson's website (www.georgeson.com), notes that the premiums paid for corporations with shareholder rights plans averaged almost eight percentage points higher than premiums paid for corporations without shareholder rights plans. The Georgeson & Co. study also concluded that the presence of a shareholder rights plan did not
(a) increase the likelihood that a takeover attempt would be defeated, or (b) reduce the likelihood that a corporation would become a takeover target.

     The plan also addresses special concerns relating to the Company's dual class common stock capitalization whereby a potential acquirer of the Company's higher per share vote Class A Common Stock could treat other holders of Class A Common Stock and holders of the lower per share vote Class B Common Stock unfairly. The plan is designed to deter an acquirer from buying all or a controlling block of the Class A Common Stock and then pressuring the remaining holders of Class B Common Stock and any holders of Class A Common Stock into accepting their shares at an inadequate price.

     In adopting the plan, the Board of Directors did not diminish its authority and discretion to negotiate and approve an acquisition of the Company on terms it believes to be in the best interest of the Company and its shareholders since, in connection with such a transaction, the Board of Directors can redeem the rights. In effect, the plan should increase the Board of Directors' ability to fulfill its fiduciary duty to enhance and protect value for the Company's shareholders.

     We believe that most corporations which have implemented shareholder rights plans did so without shareholder approval since operating in accordance with proper standards of corporate governance, the acquisition of a corporation is the responsibility of the Board of Directors acting in accordance with principals of fiduciary duty. For the above reasons, the Board of Directors believes that this shareholder proposal would not be in the best interests of the shareholders.

     The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class (provided that holders of shares representing a majority of the votes entitled to be cast actually cast votes) is required to adopt this shareholder proposal. Abstentions and broker non-votes will not affect the voting results although they will have the practical effect of reducing the likelihood that shares representing a majority of the votes entitled to be cast will in fact be cast.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

                                    GENERAL

     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of $7,500, plus reasonable expenses.

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of (i) the election of the nominees to the Board named herein, (ii) the ratification of the selection of independent accountants, and (iii) approval of the Company's 1973 Plan, as amended, and against the shareholder proposal. All proxies will be voted as specified.

     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

                         SHAREHOLDER PROPOSALS FOR THE
                              2004 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 2004 Annual Meeting of Shareholders must be received by the Company no later than November 25, 2003. Any shareholder proposal not intended to be included in the proxy materials related to the 2003 Annual Meeting of Shareholders must be received by the Company no later than February 22, 2004 or else management of the Company will retain discretion to vote proxies received for that meeting in their discretion with respect to such proposal.

                                                  By Order of the Board of
                                                  Directors

                                                              HUBBELL
                                                              INCORPORATED

Orange, Connecticut
March 24, 2003

                                                                       EXHIBIT A

                              HUBBELL INCORPORATED

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

     This Audit Committee Charter (the "CHARTER") was adopted by the Board of Directors (the "BOARD") of Hubbell Incorporated (the "CORPORATION") on March 10, 2003.

I.  PURPOSE

     The Audit Committee (the "COMMITTEE") of the Board of the Corporation shall provide assistance to the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as auditors of the Corporation (the "INDEPENDENT AUDITORS") and (iv) the performance of the Corporation's internal audit function and the Independent Auditors.

     As further described in this Charter, the Committee's primary duties and responsibilities relate to:

     - maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Corporation;

     - establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Corporation; and

     - retention (which may be subject to shareholder ratification) and termination of the Independent Auditors.

     The Committee's responsibility with regard to financial statements and disclosure is limited to oversight. Although the Committee has the responsibilities described in this Charter, the Committee is not charged with the duty to plan or conduct audits or to determine that the Corporation's financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable laws, rules and regulations, which matters are the responsibility of management, the internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "INTERNAL AUDITOR") and the Independent Auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Corporation and of the professionals and experts (including the internal auditor and the Independent Auditors) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts. Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

     The Audit Committee will fulfill its duties and responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Committee shall be comprised of at least three directors as determined by the Board, each of whom (i) is to have no relationship to the Corporation that may interfere with the exercise of his or her independence from the Corporation and the Corporation's management and (ii) shall otherwise meet the independence, experience and any other requirements of The New York Stock Exchange, Inc. (the "NYSE RULES"), the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). Without limiting the foregoing:

     - the members of the Committee shall each be "financially literate" as determined by the Board in its business judgment (or become so within a reasonable period after his or her appointment to the Committee);

     - no member of the Committee shall receive any compensation from the Corporation other than (i) director's fees for services as a director of the Corporation, including reasonable compensation for service on the Committee, and (ii) a pension or similar deferred compensation from the Corporation for prior service, provided that such compensation is not contingent on continued or future service to the Corporation; and

     - no member of the Committee, and no member's firm, may receive any direct or indirect compensation from the Corporation for services as a consultant or legal or financial advisor.

     Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, the Committee shall be composed of members who, individually and as a group, satisfy the financial literacy and experience requirements of the NYSE Rules. In addition, either at least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the SEC or the Corporation shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") the reasons why at least one member of the Committee is not an "audit committee financial expert." Furthermore, no member of the Committee shall serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Corporation's annual proxy statement.

     The members of the Committee shall be appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board upon recommendation of the Nominating and Corporate Governance Committee. Unless a Chairman is designated by the Board, the Committee may designate a Chairman by majority vote of the full Committee membership.

III.  MEETINGS AND PROCEDURES

     The Committee shall meet on a regularly scheduled basis at least four times annually, and on such other occasions as circumstances may dictate. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairman of the Committee in accordance with the notice provisions of the Corporation's bylaws. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting, and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairman of the Committee or, in his or her absence, another member chosen by the attending members, shall preside at each meeting and, in consultation with the other members of the Committee, will set the agenda of items to be addressed at each meeting. The Chairman of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

     When deemed appropriate by the Committee, meetings of the Committee also may be attended by one or more of the director of the Corporation's internal audit department, representatives of the Corporation's management, representatives of the Independent Auditors or any other persons whose presence the Committee believes to be necessary or appropriate. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

     To foster open communication, the Committee shall periodically meet separately with management, the director of the Corporation's internal auditing department and with representatives of the Independent Auditors for the purpose of discussing any matters that the Committee or any of these persons or groups believe should be discussed on a private basis.

     The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and each other member of the Board. The Secretary of the Corporation shall retain the original signed minutes for permanent filing.

IV.  DUTIES AND RESPONSIBILITIES

     To fulfill its duties and responsibilities, the Committee shall undertake the following:

  Documents, Reports and Review

     1. The Committee shall discuss and reassess, at least annually, the adequacy of this Charter. To the extent believed appropriate by the Committee, the Committee shall make recommendations to the Board to update or otherwise modify this Charter. The Committee shall also perform a review and evaluation, at least annually, of the performance of the Committee and its members, including compliance with this Charter. The Committee shall conduct this evaluation in such manner as it deems appropriate.

     2. The Committee shall meet with management, the Independent Auditors and the Corporation's Director of Internal Audit in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     3. The Committee shall discuss with management and the Independent Auditors the Corporation's annual audited financial statements and unaudited quarterly financial statements, including a discussion with the Independent Auditors of the matters required to be discussed by Statement of Auditing Standards No. 61, as then in effect ("SAS NO. 61"), and the Corporation's disclosures in SEC filings under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     4. Based on such review and discussions referred to in IV.3 (with respect to the audited financial statements and SAS No. 61) and IV.12 (with respect to the independence of the Independent Auditors), the Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

     5. The Committee shall prepare such reports relating to the Committee as may be required to be included in the Corporation's proxy statements by the rules of the SEC.

     6. The Committee shall monitor submission to the NYSE of such written affirmations regarding the Committee as may be required by the NYSE Rules.

     7. The Committee shall discuss with management the Corporation's significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to the Corporation's risk assessment and risk management.

     8. The Committee shall discuss, in a general fashion (i.e., discussion of the types of information to be disclosed and the type of presentation to be made, paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information), the Corporation's earnings press releases, as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies. The Committee need not, however, discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

     9. The Committee, through its Chairman, shall report regularly to the Board following meetings of the Committee and, in particular, review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Independent Auditors, the performance of the internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

     10. The Committee shall promptly inform the Corporation's Nominating and Corporate Governance Committee of any material interpretations which it makes of the NYSE Rules.

  Independent Auditors

     11. The Committee shall review the performance of the Independent Auditors and, based on such review, retain or terminate the Independent Auditors. The Committee shall have the direct and sole authority and responsibility to select, appoint, retain, evaluate, oversee and, where appropriate, replace the Independent Auditors (whose engagement with respect to any period following the Corporation's next annual meeting may be subject to shareholder ratification at such meeting). The Independent Auditors shall be accountable to the Committee for their audit of the financial statements, their review of the quarterly financial statements and their assessment of the controls in conjunction with their audit of the Corporation, and they shall report directly to the Committee.

     12.  The Committee shall oversee independence of the Independent Auditors by:

     - receiving from the Independent Auditors, at least annually, a report delineating (i) all relationships between the Independent Auditors and the Corporation and containing such other information as may be required by Independence Standards Board Standard 1, as the same may be modified or supplemented, (ii) the Independent Auditors' internal quality-control procedures, (iii) any material issues raised within the past five years by the Independent Auditors' most recent internal quality-control review, or peer review, of the Independent Auditors, or by any inquiry or investigation by governmental or professional authorities, and any steps taken to deal with such issues, and (iv) to determine the Independent Auditors' independence, all relationships the Independent Auditors have with the Corporation;

     - reviewing, and discussing with the Board, if necessary, and the Independent Auditors, on a periodic basis, any disclosed relationships or services (whether between the Independent Auditors and the Corporation or otherwise) that may impact the objectivity or independence of the Independent Auditors, including considering, if applicable, whether the Independent Auditors' provision of any permitted non-audit services to the Corporation is compatible with maintaining the independence of the Independent Auditors; and

     - if necessary, taking action in response to disclosures by the Independent Auditors to satisfy itself regarding the independence of the Independent Auditors.

     13. The Committee shall confirm with the Independent Auditors that the Independent Auditors are in compliance with the partner rotation requirements established by the SEC.

     14. The Committee shall set clear hiring policies for employees or former employees of the Independent Auditors in accordance with applicable laws, rules and regulations in effect at that time.

     15. Except as permitted under the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated by the SEC thereunder, the Committee shall preapprove the hiring or retention of the Independent Auditors or any of its affiliates for any audit related services (including comfort letters and statutory audits) or non-audit services (other than "prohibited non-audit services" as defined by the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated by the SEC) and shall approve the fees to be paid to the Independent Auditors or its affiliate and any other terms of the engagement of the Independent Auditors or its affiliate. Notwithstanding the foregoing, the Committee may establish pre-approval policies and procedures regarding the Corporation's hiring or retention of the Independent Auditors or any of its affiliates for one or more audit or non-audit services, and Committee pre-approval of such hiring or retention will not be required if (i) the engagement for the services is entered into pursuant to such pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, and (ii) the Committee is informed of each service provided. No pre-approval policies and procedures established by the Committee may include delegation of the Committee's responsibilities under the Exchange Act to the Corporation's management, but the Committee may delegate to one or more designated members of the Committee the authority to grant preapprovals required by this paragraph, provided that such approvals are presented to the Committee at its next scheduled meeting. If any engagement of the Independent Auditors or any of its affiliates for services is entered into pursuant to policies and procedures established by the Committee, such policies and procedures shall be disclosed by the Corporation in its annual proxy statement and annual report (which disclosures in the annual report may be incorporated by reference into the annual report by forward reference to a timely-filed proxy statement).

     16. The Committee shall consider whether the Corporation should adopt a rotation of the annual audit among independent auditing firms.

  Financial Reporting Process

     17. The Committee shall receive and review a report from the Independent Auditors with respect to their observations as to the adequacy of the Corporation's financial reporting processes, both internal and external. In connection therewith, the Committee shall review with the Independent Auditors (and management, if desirable), (i) all accounting policies and practices that the Independent Auditors identify as critical, (ii) all alternative treatments of financial information within GAAP that have been discussed among management and the Independent Auditors, the ramifications of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors (including any accounting adjustments that were noted or proposed by the Independent Auditors but were "passed," as immaterial or otherwise), (iii) to the extent deemed desirable by the Committee, any communications between the audit team and the Independent Auditors' national office respecting auditing or accounting issues presented by the engagement; and (iv) all other material written communications between the Independent Auditors and management of the Corporation, such as any management letter or schedule of unadjusted differences.

     18. The Committee shall consider significant changes to the Corporation's accounting principles and auditing practices suggested by the Independent Auditors, management or the internal auditing department.

     19. The Committee shall examine and discuss with management and the Independent Auditors: (i) major issues regarding accounting principles and financial statement presentation and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including analyses of the effects of alternative GAAP methods on the Corporation's financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation's financial statements.

     20. The Committee shall establish a schedule for receiving periodic reports from each of management, the Independent Auditors and the internal auditing department regarding any significant judgments made in management's preparation of the Corporation's financial statements and any significant difficulties encountered during the course of reviews or audits, including any restrictions on the scope of work or access to information. More specifically, the Committee shall discuss with the Independent Auditors any problems or difficulties the Independent Auditors may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any disagreements with management, whether or not those disagreements were resolved to the satisfaction of the Independent Auditors. Also, the Committee shall either discuss with the Independent Auditors whether they have identified any issues of the type described in Section 10A of the Securities Exchange Act of 1934, as amended, or the Committee shall obtain from the Independent Auditors assurances that no such issues have been identified.

     21. The Committee shall review any significant disagreements among management, the Independent Auditors and the internal auditing department in connection with the preparation of the Corporation's financial statements. The Committee's oversight of the work of the Independent Auditors shall include the resolution of any disagreement between management and the Independent Auditors regarding financial reporting.

  Internal Controls

     22. The Committee shall discuss with the Independent Auditors and the Corporation's Director of Internal Audit, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and consider any recommendations for improvement of such internal control procedures.

     23. The Committee shall discuss with the Independent Auditors and with management any management letter or schedule of unadjusted differences provided to or by the Independent Auditors and any other significant matters brought to the attention of the Committee by the Independent Auditors as a result of its annual audit.

     24. The Committee shall review any disclosures made to the Committee by the Corporation's Chief Executive Officer or Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize and report financial data and any material weaknesses in internal controls identified to the Independent Auditors; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

     25. The Committee shall read management's report (to be included in the Corporation's Annual Report on Form 10-K) assessing the effectiveness of the internal control structure and procedures of the Corporation for financial reporting and shall discuss with the Independent Auditors such auditor's attestation to and report on management's report if and to the extent such attestation is required by applicable laws, rules and regulations.

 Internal Audit Function

     26. At least annually, the Committee shall review and discuss the adequacy and qualifications of, and the adequacy of the compensation paid to, the personnel of the Corporation's internal audit function.

     27. The Committee shall discuss at least annually with the Corporation's Director of Internal Audit the activities, budget and organizational structure of the Corporation's internal audit function and the qualifications of the primary personnel performing such function. In addition, the Committee shall, at its discretion, meet with the Corporation's Director of Internal Audit to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the Corporation's Director of Internal Audit.

     28. Management shall furnish to the Committee on a periodic basis (but in any event prior to each Committee meeting) a summary of critical issues and comments raised in any audit report prepared by the Corporation's Director of Internal Audit and any responses from management.

     29. The Corporation's Director of Internal Audit and the other personnel performing the Corporation's internal audit function shall be granted unfettered access to the Committee.

  Other Responsibilities

     30. The Committee shall discuss with management, the internal auditor and the Independent Auditors any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise issues regarding the Corporation's financial statements, financial reporting process, accounting policies or internal audit function.

     31. The Committee shall be provided with and review assurances from management and the Corporation's internal auditor that the Corporation's foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

     32. The Committee shall review, with the Corporation's counsel, any legal matter brought to its attention that could reasonably be expected to have a material impact on the Corporation's financial statements.

  Compliance/General

     33. The Committee shall cause to be established procedures (in accordance with applicable law or regulations) for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, (ii) the confidential and anonymous submission by employees regarding questionable accounting or auditing matters and (iii) for the receipt, retention, investigation and treatment of complaints received from the Corporation's internal or outside legal counsel with respect to evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Corporation or any agent thereof.

     34. The Committee may, in its discretion, utilize the services of the Corporation's general counsel and regular outside corporate legal counsel with respect to legal matters or, at its discretion, retain (and determine the appropriate funding for) other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances. Furthermore, the Committee may, in its discretion, retain (and determine the appropriate funding for) any other experts or advisors (financial or otherwise) as the Committee determines are necessary or appropriate under the circumstances.

     35. The Committee, in its discretion, may conduct or authorize investigations into any matters within the scope of its responsibilities.

V.  DISCLOSURE OF CHARTER

     This Charter shall be made available on the Corporation's website at www.hubbell.com and to any shareholder who otherwise requests a copy. The Corporation's Annual Report to Shareholders shall state the foregoing.

PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              HUBBELL INCORPORATED
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 2003
                      (FOR SHARES OF CLASS B COMMON STOCK)

The undersigned hereby appoints each of G. J. RATCLIFFE and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and Proxy Statement dated March 24, 2003 and upon all other matters properly coming before said meeting or any adjournment thereof. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, UNLESS A CONTRARY SPECIFICATION IS MADE, IN WHICH CASE IT WILL BE VOTED IN ACCORDANCE WITH SUCH SPECIFICATION

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                     - DETACH HERE FROM PROXY VOTING CARD. -


                             YOUR VOTE IS IMPORTANT!


      YOU CAN VOTE IN ONE OF THREE WAYS:

      1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       or

      2. Call TOLL FREE 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

      3.    Vote by Internet at our Internet Address: http://www.eproxy.com/hub


                                   PLEASE VOTE

                       FOR SHARES OF CLASS B COMMON STOCK

                                                         Mark Here
                                                         for Address     / /
                                                         Change or
                                                         Comments
                                                         PLEASE SEE REVERSE SIDE


                                           FOR all nominees listed            WITHHOLD AUTHORITY
                                         above, (except as marked to       to vote for all nominees
                                             the contrary below).                listed above.
     PROPOSAL 1-
     ELECTION OF DIRECTORS:                         / /                              / /

     01 G. RATCLIFFE      06 D. MEYER
     02 E. BROOKS         07 T. POWERS
     03 G. EDWARDS        08 M. WALLOP
     04 J. HOFFMAN        09 D. VAN RIPER
     05 A. MCNALLY IV

(INSTRUCTION: To withhold authority to
vote for any individual nominee, write
that nominee's name in the space
provided below.)
-------------------------------------

                                                                                     FOR         AGAINST       ABSTAIN
PROPOSAL 2-Ratification of the selection of PricewaterhouseCoopers LLP as
independent accountants for the year 2003.                                           / /           / /           / /

PROPOSAL 3-Approval of the company's 1973 Stock Option Plan as amended.              / /           / /           / /

PROPOSAL 4-Shareholder proposal on redemption of the Shareholder Rights Plan.        / /           / /           / /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

                                  By checking the box to the right, I        / /
                                  consent to future delivery of annual
                                  reports, proxy statements, prospectuses
                                  and other materials and shareholder
                                  communications electronically via the
                                  Internet at a webpage which will be
                                  disclosed to me. I understand that the
                                  Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield
                                  Park, NJ and that costs normally
                                  associated with electronic delivery,
                                  such as usage and telephone charges as
                                  well as any costs I may incur in
                                  printing documents, will be my
                                  responsibility.

SIGNATURE _____________________SIGNATURE ______________________DATE ____________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. PERSONS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THEIR CAPACITY.

                     - DETACH HERE FROM PROXY VOTING CARD -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.EPROXY.COM/HUB

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                             enclosed postage-paid
                                    envelope.

              IF YOU SUBMIT YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              HUBBELL INCORPORATED
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 2003
                      (FOR SHARES OF CLASS A COMMON STOCK)


The undersigned hereby appoints each of G. J. RATCLIFFE and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and Proxy Statement dated March 24, 2003 and upon all other matters properly coming before said meeting or any adjournment thereof. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, UNLESS A CONTRARY SPECIFICATION IS MADE, IN WHICH CASE IT WILL BE VOTED IN ACCORDANCE WITH SUCH SPECIFICATION

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                     - DETACH HERE FROM PROXY VOTING CARD. -


                             YOUR VOTE IS IMPORTANT!


      YOU CAN VOTE IN ONE OF THREE WAYS:

      1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       or

      2. Call TOLL FREE 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

      3.    Vote by Internet at our Internet Address: http://www.eproxy.com/hub

                                   PLEASE VOTE

                       FOR SHARES OF CLASS A COMMON STOCK

                                                         Mark Here
                                                         for Address     / /
                                                         Change or
                                                         Comments
                                                         PLEASE SEE REVERSE SIDE


                                           FOR all nominees listed            WITHHOLD AUTHORITY
                                         above, (except as marked to       to vote for all nominees
                                             the contrary below).                 listed above.
     PROPOSAL 1-
     ELECTION OF DIRECTORS:                         / /                               / /

     01 G. RATCLIFFE    06 D. MEYER
     02 E. BROOKS       07 T. POWERS
     03 G. EDWARDS      08 M. WALLOP
     04 J. HOFFMAN      09 D. VAN RIPER
     05 A. MCNALLY IV

(INSTRUCTION: To withhold authority to
vote for any individual nominee, write
that nominee's name in the space
provided below.)
--------------------------------------

                                                                                     FOR         AGAINST       ABSTAIN
PROPOSAL 2-Ratification of the selection of PricewaterhouseCoopers LLP as
independent accountants for the year 2003.                                           / /           / /           / /

PROPOSAL 3-Approval of the company's 1973 Stock Option Plan as amended.              / /           / /           / /

PROPOSAL 4-Shareholder proposal on redemption of the Shareholder Rights Plan.        / /           / /           / /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.


                               By checking the box to the right, I        / /
                               consent to future delivery of annual
                               reports, proxy statements, prospectuses
                               and other materials and shareholder
                               communications electronically via the
                               Internet at a webpage which will be
                               disclosed to me. I understand that the
                               Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield
                               Park, NJ and that costs normally
                               associated with electronic delivery,
                               such as usage and telephone charges as
                               well as any costs I may incur in
                               printing documents, will be my
                               responsibility.

SIGNATURE _____________________SIGNATURE ______________________DATE ____________


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. PERSONS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THEIR CAPACITY.


                     - DETACH HERE FROM PROXY VOTING CARD -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.EPROXY.COM/HUB

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                             enclosed postage-paid
                                    envelope.

              IF YOU SUBMIT YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.